UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARK ETF Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o ARK Investment Management LLC

200 Central Avenue, Suite 220

St. Petersburg, FL 33701

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of the exchange on which each class is to be Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of: ARK Active Autocallable Income ETF	Cboe BZX Exchange, Inc.	41-2879441

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-191019

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of the ARK Active Autocallable Income ETF, a series of ARK ETF Trust (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 70 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-191019; 811-22883) filed on July 27, 2026, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File No. 333-191019; 811-11883), as filed with the Securities and Exchange Commission on September 6, 2013.

The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File No. 333-191019; 811-11883), as filed with the Securities and Exchange Commission on September 2, 2014.

The Trust’s Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 9 to the Trust’s Registration Statement on Form N-1A (File No. 333-191019; 811-11883), as filed with the Securities and Exchange Commission on December 27, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	ARK ETF TRUST

Date	August 12, 2026

By	/s/ Kellen Carter
Name	Kellen Carter
Title	Chief Legal Officer and Chief Compliance Officer